Exhibit (a)(6)

THE PRUDENTIAL SERIES FUND, INC.

SECOND ARTICLES SUPPLEMENTARY

TO

SECOND ARTICLES OF RESTATEMENT

THE PRUDENTIAL SERIES FUND, INC., a Maryland corporation having its principal office in this State c/o Prentice Hall Corporation System, Maryland, 11 E. Chase Street, Baltimore, Maryland 21201 (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended.

SECOND: The Corporation has authority to issue seven billion six hundred million (7,600,000,000) shares of capital stock, par value $0.01 per share, and such shares are allocated among forty-one (41) classes of capital stock (each, a “Series”), each of which is further divided into two (2) classes (each, a “Class”), each Series and Class having the designations indicated, and the number of authorized shares of Stock of each Class of each Series, the par value of the shares of each Class of each Series, and the aggregate par value of the shares of all Series and Classes being as follows:

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	CLASS I		CLASS II
SERIES	Number of Shares	Par Value	Number of Shares	Par Value
Money Market Portfolio Capital Stock	340,000,000	$3,400,000	10,000,000	$100,000
Diversified Bond Portfolio Capital Stock	340,000,000	$3,400,000	10,000,000	$100,000
Equity Portfolio Capital Stock	590,000,000	$5,900,000	10,000,000	$100,000
Flexible Managed Portfolio Capital Stock	740,000,000	$7,400,000	10,000,000	$100,000
Conservative Balanced Portfolio Capital Stock	740,000,000	$7,400,000	10,000,000	$100,000
Zero Coupon Bond-2005 Portfolio Capital Stock	20,000,000	$200,000	10,000,000	$100,000
High Yield Bond Portfolio Capital Stock	390,000,000	$3,900,000	10,000,000	$100,000
Stock Index Portfolio Capital Stock	340,000,000	$3,400,000	10,000,000	$100,000
Value Portfolio Capital Stock	340,000,000	$3,400,000	10,000,000	$100,000
Natural Resources Portfolio Capital Stock	60,000,000	$600,000	10,000,000	$100,000
Global Portfolio Capital Stock	140,000,000	$1,400,000	10,000,000	$100,000
Government Income Portfolio Capital Stock	130,000,000	$1,300,000	10,000,000	$100,000
Jennison Portfolio Capital Stock	240,000,000	$2,400,000	20,000,000	$200,000
Small Capitalization Stock Portfolio Capital Stock	140,000,000	$1,400,000	10,000,000	$100,000
Diversified Conservative Growth Portfolio Capital Stock	140,000,000	$1,400,000	10,000,000	$100,000
Jennison 20/20 Focus Portfolio Capital Stock	140,000,000	$1,400,000	10,000,000	$100,000
SP AIM Aggressive Growth Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000
SP AIM Core Equity Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000
SP Aggressive Growth Asset Allocation Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000
SP Alliance Large Cap Growth Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000
SP Technology Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000
SP Balanced Asset Allocation Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000
SP Conservative Asset Allocation Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000
SP Davis Value Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000
SP Deutsche International Equity Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000
SP Large Cap Value Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000
SP Goldman Sachs Small Cap Value Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000
SP Growth Asset Allocation Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000
SP INVESCO Small Company Growth Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000
SP Jennison International Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000
SP MFS Capital Opportunities Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000
SP Mid Cap Growth Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000
SP PIMCO High Yield Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000
SP PIMCO Total Return Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000
SP Prudential U.S. Emerging Growth Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000
SP Strategic Partners Focused Growth Portfolio Capital Stock	80,000,000	$800,000	20,000,000	$200,000
SP Small Cap Value Portfolio Capital Stock	100,000,000	$1,000,000	20,000,000	$200,000
SP Mid Cap Value Portfolio Capital Stock	100,000,000	$1,000,000	20,000,000	$200,000
SP Large Cap Growth Portfolio Capital Stock	100,000,000	$1,000,000	20,000,000	$200,000
SP International Value Portfolio Capital Stock	100,000,000	$1,000,000	20,000,000	$200,000
SP Fundamental Value Portfolio Capital Stock	100,000,000	$1,000,000	20,000,000	$200,000

Total	6,930,000,000	$69,300,000	670,000,000	$6,700,000
Total Shares, All Series and Classes	7,600,000,000
Total Par Value, All Series and Classes	$76,000,000

THIRD: The Board of Directors of the Corporation, at a meeting duly convened and held on February 26, 2004, adopted resolutions to classify or reclassify the existing seven billion six hundred million (7,600,000,000) authorized shares of capital stock such that those shares are allocated among the existing Series and Classes of Stock of the Corporation as follows:

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	CLASS I		CLASS II
SERIES	Number of Shares	Par Value	Number of Shares	Par Value
Money Market Portfolio Capital Stock	275,000,000	$2,750,000	10,000,000	$100,000
Diversified Bond Portfolio Capital Stock	275,000,000	$2,750,000	10,000,000	$100,000
Equity Portfolio Capital Stock	525,000,000	$5,250,000	50,000,000	$500,000
Flexible Managed Portfolio Capital Stock	600,000,000	$6,000,000	10,000,000	$100,000
Conservative Balanced Portfolio Capital Stock	525,000,000	$5,250,000	10,000,000	$100,000
Zero Coupon Bond-2005 Portfolio Capital Stock	100,000,000	$1,000,000	10,000,000	$100,000
High Yield Bond Portfolio Capital Stock	600,000,000	$6,000,000	10,000,000	$100,000
Stock Index Portfolio Capital Stock	275,000,000	$2,750,000	10,000,000	$100,000
Value Portfolio Capital Stock	275,000,000	$2,750,000	50,000,000	$500,000
Natural Resources Portfolio Capital Stock	100,000,000	$1,000,000	10,000,000	$100,000
Global Portfolio Capital Stock	125,000,000	$1,250,000	10,000,000	$100,000
Government Income Portfolio Capital Stock	100,000,000	$1,000,000	10,000,000	$100,000
Jennison Portfolio Capital Stock	275,000,000	$2,750,000	75,000,000	$750,000
Small Capitalization Stock Portfolio Capital Stock	100,000,000	$1,000,000	10,000,000	$100,000
Diversified Conservative Growth Portfolio Capital Stock	100,000,000	$1,000,000	10,000,000	$100,000
Jennison 20/20 Focus Portfolio Capital Stock	100,000,000	$1,000,000	50,000,000	$500,000
SP AIM Aggressive Growth Portfolio Capital Stock	100,000,000	$1,000,000	10,000,000	$100,000
SP AIM Core Equity Portfolio Capital Stock	100,000,000	$1,000,000	10,000,000	$100,000
SP Aggressive Growth Asset Allocation Portfolio Capital Stock	100,000,000	$1,000,000	10,000,000	$100,000
SP Alliance Large Cap Growth Portfolio Capital Stock	100,000,000	$1,000,000	10,000,000	$100,000
SP Technology Portfolio Capital Stock	100,000,000	$1,000,000	10,000,000	$100,000
SP Balanced Asset Allocation Portfolio Capital Stock	225,000,000	$2,250,000	10,000,000	$100,000
SP Conservative Asset Allocation Portfolio Capital Stock	140,000,000	$1,400,000	10,000,000	$100,000
SP Davis Value Portfolio Capital Stock	225,000,000	$2,250,000	10,000,000	$100,000
SP Deutsche International Equity Portfolio Capital Stock	100,000,000	$1,000,000	10,000,000	$100,000
SP Large Cap Value Portfolio Capital Stock	100,000,000	$1,000,000	10,000,000	$100,000
SP Goldman Sachs Small Cap Value Portfolio Capital Stock	100,000,000	$1,000,000	10,000,000	$100,000
SP Growth Asset Allocation Portfolio Capital Stock	150,000,000	$1,500,000	10,000,000	$100,000
SP INVESCO Small Company Growth Portfolio Capital Stock	100,000,000	$1,000,000	10,000,000	$100,000
SP Jennison International Portfolio Capital Stock	100,000,000	$1,000,000	150,000,000	$1,500,000
SP MFS Capital Opportunities Portfolio Capital Stock	100,000,000	$1,000,000	10,000,000	$100,000
SP Mid Cap Growth Portfolio Capital Stock	100,000,000	$1,000,000	10,000,000	$100,000
SP PIMCO High Yield Portfolio Capital Stock	100,000,000	$1,000,000	10,000,000	$100,000
SP PIMCO Total Return Portfolio Capital Stock	225,000,000	$2,250,000	10,000,000	$100,000
SP Prudential U.S. Emerging Growth Portfolio Capital Stock	100,000,000	$1,000,000	60,000,000	$600,000
SP Strategic Partners Focused Growth Portfolio Capital Stock	100,000,000	$1,000,000	60,000,000	$600,000
SP Small Cap Value Portfolio Capital Stock	0	$0	0	$0
SP Mid Cap Value Portfolio Capital Stock	0	$0	0	$0
SP Large Cap Growth Portfolio Capital Stock	0	$0	0	$0
SP International Value Portfolio Capital Stock	0	$0	0	$0
SP Fundamental Value Portfolio Capital Stock	0	$0	0	$0

Total	6,815,000,000	$68,150,000	785,000,000	$7,850,000
Total Shares, All Series and Classes	7,600,000,000
Total Par Value, All Series and Classes	$76,000,000

FOURTH: The number of shares of capital stock allocated to each Series and Class has been increased or decreased by the Board of Directors in accordance with Section 2-105(c) of the Corporations and Associations Article of the Annotated Code of Maryland.

FIFTH: The authorized shares of the Corporation have been duly classified or reclassified by the Board of Directors pursuant to authority and power contained in Article V of the Second Articles of Restatement of the Corporation.

IN WITNESS WHEREOF, THE PRUDENTIAL SERIES FUND, INC. has caused these presents to be signed in its name and on its behalf by its Chairman and its corporate seal to be hereunder affixed and attested by its Secretary, as of February 26, 2004.

THE PRUDENTIAL SERIES FUND, INC.

BY:	/s/ David R. Odenath, Jr.

David R. Odenath, Jr.
Chairman

Attest:

/s/ Jonathan D. Shain

Jonathan D. Shain
Secretary

THE UNDERSIGNED, Chairman of the Board of THE PRUDENTIAL SERIES FUND, INC., who executed on behalf of said Corporation the foregoing Second Articles Supplementary to the Second Articles of Restatement, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Second Articles Supplementary to the Second Articles of Restatement to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information, and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

/s/ David R. Odenath, Jr.

David R. Odenath, Jr.
Chairman